                                                                    Exhibit 11.0
                          NEUROMEDICAL SYSTEMS, INC.
                   COMPUTATION OF PRIMARY EARNINGS PER SHARE



                                                          Three Months Ended June 30,      Six Months Ended June 30,
                                                         -------------   -------------   --------------   -------------
                                                              1996          1995 (2)          1996          1995 (2)
                                                         -------------   -------------   --------------   -------------
Weighted average number of common shares outstanding        29,089,407       4,186,739       28,948,946       4,144,368
Common shares issued from October 1994 to completion
 of IPO (1)                                                          0          57,599                0          57,599
Preferred stock issued from October 1994 to completion
 of IPO (1)                                                          0       2,398,287                0       2,398,287
Assumed exercise of stock options and warrants using
 the treasury stock method (1)                                       0         316,980                0         316,980
Weighted average number of common shares representing
 assumed conversion of Series A through F convertible
 preferred stock from date of issuance                               0       9,888,081                0       9,888,081
                                                         -------------   -------------   --------------   -------------
Weighted average number of common and common
 equivalent shares outstanding                              29,089,407      16,847,686       28,948,946      16,805,315
                                                         =============   =============   ==============   =============

Net loss for period                                      $  (7,378,000)  $  (5,060,000)  $  (14,225,000)  $  (8,920,000)
                                                         -------------   -------------   --------------   -------------
Net loss per share (1995 pro forma)                      $       (0.25)  $       (0.30)  $        (0.49)  $       (0.53)
                                                         ==============  ==============  ===============  ==============

(1) Represents shares of common stock or common stock equivalents issued between October 1994 and completion of the IPO at a price per share less than the $15 per share price of common stock sold in the initial public offering. Such shares are considered to be "cheap stock" and, accordingly, reflected as outstanding for all periods presented prior to the initial public offering, using the treasury stock method.

(2) On a pro forma basis, giving effect to the conversion of convertible preferred stock to common.

                                                                    Exhibit 11.0
                          NEUROMEDICAL SYSTEMS, INC.
                   COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE



                                                          Three Months Ended June 30,       Six Months Ended June 30,
                                                         -------------   -------------   --------------   -------------
                                                              1996          1995 (3)          1996          1995 (3)
                                                         -------------   -------------   --------------   -------------
Weighted average number of common shares outstanding        29,089,407       4,186,739       28,948,946       4,144,368
Common shares issued from October 1994 to completion
 of IPO (1)                                                          0          57,599                0          57,599
Preferred stock issued from October 1994 to completion
 of IPO (1)                                                          0       2,398,287                0       2,398,287
Assumed exercise of stock options and warrants using
 the treasury stock method (1)                                       0         316,980                0         316,980
Weighted average number of common shares representing
 assumed conversion of Series A through F convertible
 preferred stock from date of issuance                               0       9,888,081                0       9,888,081
Assumed exercise of stock options and warrants using
 the treasury stock method (2)                               3,456,202       6,163,032        3,676,781       6,187,780
                                                         -------------   -------------   --------------   -------------
Weighted average number of common and common
 equivalent shares outstanding                              32,545,609      23,010,718       32,625,727      22,993,095
                                                         =============   =============   ==============   =============

Net loss for period                                      $  (7,378,000)  $  (5,060,000)  $  (14,225,000)  $  (8,920,000)
                                                         -------------   -------------   --------------   -------------
Net loss per share (1995 pro forma)                      $       (0.23)  $       (0.22)  $        (0.44)  $       (0.39)
                                                         =============   =============   ==============   =============


(1) Represents shares of common stock or common stock equivalents issued between October 1994 and completion of the IPO, at a price per share less than the $15 per share price of common stock sold in the initial public offering. Such shares are considered to be "cheap stock" and, accordingly, reflected as outstanding for all periods presented prior to the initial public offering, using the treasury stock method.

(2) For purposes of calculating the number of shares issuable upon excercise of outstanding stock options and warrants, the closing stock price of $9.40 per share was used for 1995, $18.57 was used for three months of 1996, and $19.94 was used for six months of 1996.

(3) On a pro forma basis, giving effect to the conversion of convertible preferred stock to common.

                                      19